Exhibit 23.2


     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in this Registration Statement of Peoples Community Bancorp, Inc. on Form S-8 of our report dated October 28, 2005 (except for Note P as to which the date is November 4, 2005) incorporated by reference in Peoples Community Bancorp, Inc.'s Annual Report on Form 10-K, for the year ended September 30, 2005.


/s/ BKD, LLP

Cincinnati, Ohio
February 14, 2006